Exhibit 12




Joint Filing Agreement


        Be it known that the undersigned hereby agree to file jointly a Schedule 13D, including amendments thereto, reporting the beneficial ownership of the Class A Common Stock, par value $.01 per share, of Adelphia Communications Corporation.


Dated: August 5, 1997                  FPL GROUP, INC.
                                       /s/ Dennis P. Coyle
                                       Name: Dennis P. Coyle
                                       Title: General Counsel and Secretary


Dated: August 5, 1997                  FPL GROUP CAPITAL INC
                                       /s/ Dennis P. Coyle
                                       Name: Dennis P. Coyle
                                       Title: Secretary


Dated: August 5, 1997                  TELESAT CABLEVISION, INC.
                                       /s/ Dennis P. Coyle
                                       Name: Dennis P. Coyle
                                       Title: President


Dated: August 5, 1997                  MAYBERRY INVESTMENTS, INC.
                                       /s/ Edward F. Tancer
                                       Name: Edward F. Tancer
                                       Title: Secretary